Exhibit 99.1

333 North Central Avenue ¡ Phoenix, AZ 85004	Financial Contacts:		Media Contact:
	Kathleen L. Quirk	David P. Joint	Eric E. Kinneberg
	(602) 366-8016	(504) 582-4203	(602) 366-7994

PT Freeport Indonesia and the Government of Indonesia

Agree on Continuation of Operations of the

Grasberg Mining Complex Beyond 2021

PHOENIX, AZ, October 8, 2015 – Freeport-McMoRan Inc. (NYSE: FCX) announced today that PT Freeport Indonesia (PT-FI) and the Government of Indonesia have engaged in productive discussions regarding PT-FI’s long term operating rights and investment plans. The Government is currently developing economic stimulus measures which include revisions to mining regulations to promote economic and employment growth.

In consideration of PT-FI’s major investments and prior and ongoing commitments to increase benefits to Indonesia, including previously agreed higher royalties, domestic processing, divestment and local content, the Government has assured PT-FI that the Government will approve the extension of operations beyond 2021, including the same rights and the same level of legal and fiscal certainty provided under its Contract of Work.

James R. Moffett, Chairman of Freeport-McMoRan Inc., stated, “We are pleased with the assurances from the Government of Indonesia of legal and fiscal certainty and look forward to continuing our long term partnership and investment plans to advance the economy, jobs and economic velocity in Papua.”

Sudirman Said, Indonesia’s Minister of Energy and Mineral Resources, said, “We welcome the continuation of Freeport’s investments in Papua which will provide increasing benefits to the national and local economies.”

FCX is a premier U.S.-based natural resources company with an industry-leading global portfolio of mineral assets, significant oil and gas resources and a growing production profile. FCX is the world’s largest publicly traded copper producer.

FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world’s largest copper and gold deposits; significant mining operations in the Americas, including the large-scale Morenci minerals district in North America and the Cerro Verde operation in South America; the Tenke Fungurume minerals district in the DRC; and significant U.S. oil and natural gas assets in the Deepwater GOM, onshore and offshore California and in the Haynesville natural gas shale, and a position in the Inboard Lower Tertiary/Cretaceous natural gas trend onshore in South Louisiana.

Cautionary Statement Regarding Forward-Looking Statements: This press release contains forward-looking statements, which are all statements other than statements of historical facts, such as expectations relating to the Indonesian government’s approval of the extension of PT-FI’s operations beyond 2021, including the same rights and the same level of legal and fiscal certainty provided under its Contract of Work. FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements.

Important factors that can cause FCX’s actual results to differ materially from those anticipated in the forward-looking statements include supply of and demand for, and prices of, copper, gold, molybdenum, cobalt, crude oil and natural gas, mine sequencing, production rates, industry risks, regulatory changes, political risks, drilling results, potential additional oil and gas property impairment charges, potential lower of cost or market inventory adjustments, potential impairment of long-lived mining assets, FCX’s ability to complete transactions with strategic investors interested in investing capital in the development of its oil

Freeport-McMoRan	1

and gas and mining properties, FCX’s ability to launch or complete the previously announced potential initial public offering of a minority interest in Freeport-McMoRan Oil & Gas Inc. on acceptable terms or at all, any decisions with respect to and the timing and success of any other strategic alternatives for FCX’s oil and gas business, the outcome of negotiations with the Indonesian government regarding PT-FI”s Contract of Work, PT-FI’s ability to obtain renewal of its export license after January 28, 2016, PT-FI’s ability to renew its bi-annual labor agreement expiring in September 2015, the potential effects of violence in Indonesia, the resolution of administrative disputes in the Democratic Republic of Congo, weather- and climate-related risks, labor relations, environmental risks, litigation results and other factors described in more detail in Part I, Item 1A. “Risk Factors” of FCX’s annual report on Form 10-K for the year ended December 31, 2014, as updated by FCX’s subsequent filings with the Securities and Exchange Commission.

Investors are cautioned that many of the assumptions on which FCX’s forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in FCX’s assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.

#  #  #

Freeport-McMoRan	2